(ING FUNDS LOGO)

                                                                      (d)(3)(ii)

June 19, 2006

Michael Gioffre
Senior Vice President
ING Investment Management Co.
10 State House Square
Hartford, CT 06103-3607

Dear Mr. Gioffre:

     Pursuant to the Sub-Advisory Agreement dated August 1, 2003 between ING Investments, LLC and ING Investment Management Co. (formerly Aeltus Investment Management, Inc.) (the "Agreement") we hereby notify you of our intention to retain you as Sub-Adviser to render investment advisory services to ING Global Bond Fund, a newly established series of ING Mutual Funds (the "Fund"), upon all of the terms and conditions set forth in the Agreement, effective June 19, 2006. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Fund to AMENDED SCHEDULE A of the Agreement. The AMENDED SCHEDULE A, with the annual sub-advisory fees indicated for the Fund, is attached hereto.

     AMENDED SCHEDULE A has also been updated to reflect the removal of ING Worldwide Growth Fund.

     Please signify your acceptance to act as Sub-Adviser under the Agreement with respect to the Fund by signing below.

                                        Very sincerely,


                                        ----------------------------------------
                                        Todd Modic
                                        Senior Vice President
                                        ING Investments, LLC

ACCEPTED AND AGREED TO:
ING Investment Management Co.


By:
    ---------------------------------
Name:
      -------------------------------
Title:              , Duly Authorized
       -------------

7337 E. Doubletree Ranch Rd.        Tel: 480-477-3000       ING Investments, LLC
Scottsdale, AZ 85258-2034           Fax: 480-477-2744
                                    www.ingfunds.com

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                                     FORM OF

                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                             SUB-ADVISORY AGREEMENT

                                     BETWEEN

                              ING INVESTMENTS, LLC

                                       AND

                          ING INVESTMENT MANAGEMENT CO.
                  (FORMERLY AELTUS INVESTMENT MANAGEMENT, INC.)

SERIES                                 ANNUAL SUB-ADVISER FEE
------                                 ----------------------
                           (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
ING Global Bond Fund                           0.18%
ING International Fund                        0.4500%
ING Precious Metals Fund   0.4500% of first $50 million of assets
                           0.3375% for assets in excess of $50 million